UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2025

Carlyle Secured Lending, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York	10017
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 per share	CGBD	The Nasdaq Global Select Market
8.20% notes due 2028	CGBDL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2025, Carlyle Secured Lending, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”), by and among the Company, Carlyle Global Credit Investment Management L.L.C. (the “Adviser”), and Carlyle Global Credit Administration L.L.C. (the “Administrator”) and Oppenheimer & Co. Inc., B. Riley Securities, Inc., Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. (each, a “Sales Agent” and, collectively, the “Sales Agents”). In accordance with the terms of the Equity Distribution Agreement, the Company may offer and sell shares of its common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $150,000,000 from time to time through the Sales Agents.

Sales of the Shares, if any, under the prospectus supplement, dated March 28, 2025 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated April 29, 2024 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”) may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through The Nasdaq Global Market, sales made to or through market makers and by any other method permitted by law, including privately negotiated transactions, which may include block trades, as the Company and the Sales Agents may agree. None of the Sales Agents are required to sell any specific number or dollar amount of Shares but will make all sales using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Sales Agents and the Company.

The Company has no obligation to sell any Shares under the Equity Distribution Agreement and may at any time suspend the offering of Shares under the Equity Distribution Agreement. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock and determinations by the Company of its need for and the appropriate sources of additional capital.

Each of the Sales Agents will be entitled to compensation of up to 2.00% of the gross sales price for any Shares sold through it as a Sales Agent under the Equity Distribution Agreement and be entitled to reimbursement of certain expenses as described in the Prospectus Supplement. The Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the Equity Distribution Agreement or make additional supplemental payments to ensure that the sales price per share of our common stock in connection with all of the offerings made hereunder will not be less than the Company’s current net asset value per share. Any such payments made by the Adviser will not be subject to reimbursement by the Company. The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties and termination provisions.

Further details regarding the Equity Distribution Agreement and the “at the market offering” are set forth in the Prospectus Supplement.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-278993) previously filed with the Securities and Exchange Commission and the Prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Venable LLP

10.1*	Equity Distribution Agreement, dated March 28, 2025, by and among the Company, Carlyle Global Credit Investment Management L.L.C. and Carlyle Global Credit Administration L.L.C. and Oppenheimer & Co. Inc., B. Riley Securities, Inc., Citizens JMP Securities, LLC, Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc., as sales agents.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE SECURED LENDING, INC.

By:	/s/ Nelson Joseph
Name:	Nelson Joseph
Title:	Chief Accounting Officer

Date: March 28, 2025